AMERICAN ITALIAN PASTA COMPANY	NEWS RELEASE

Contact: George Shadid – EVP & Chief Financial Officer 816-584-5621 gshadid@aipc.com

FOR IMMEDIATE RELEASE

American Italian Pasta Company

Receives NYSE Trading Extension

Through December 31, 2006

KANSAS CITY, MO, June 26, 2006 --- American Italian Pasta Company (NYSE:PLB) today announced that the New York Stock Exchange has granted an additional trading period of up to six months, through December 31, 2006, to allow the Company to complete and file its Annual Report on Form 10-K for the year ended September 30, 2005 with the Securities and Exchange Commission. During the period, trading of the Company’s shares on the NYSE will remain unaffected. The period is subject to review by the NYSE on an ongoing basis.

In the event that the Company does not file its Annual Report on Form 10-K for 2005 with the SEC by December 31, 2006, NYSE Rule 802.01E requires the NYSE to move forward with the initiation of suspension and delisting procedures. The Company expects to meet the timing requirements set forth by the NYSE.

Founded in 1988 and based in Kansas City, Missouri, American Italian Pasta Company is the largest producer and marketer of dry pasta in North America. The Company has four plants that are located in Excelsior Springs, Missouri; Columbia, South Carolina; Tolleson, Arizona and Verolanuova, Italy. The Company has approximately 600 employees located in the United States and Italy.

###